SPECIAL DEFERRAL AGREEMENT


         THIS AGREEMENT, made this 7th day of February, 2000, by and between Paul A. Gustafson ("Executive") and The Black & Decker Corporation ("Corporation"), on its own behalf and on behalf of its subsidiaries and affiliates.
                                    RECITALS
         The Executive is one of the Corporation's Executive Vice Presidents and is a participant in The Black & Decker Annual Incentive Plan (the "AIP").
         The Executive may be awarded a bonus under the AIP, at the discretion of the Board of Directors of the Corporation when it meets later this month (the "February 2000 Bonus").
         The Executive desires to defer his receipt of a portion or all of the February 2000 Bonus and the Corporation is willing to permit that bonus deferral.
         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The foregoing recitals are incorporated into this Agreement by this reference.
         2. The Executive hereby irrevocably elects to defer _25__% of the February 2000 Bonus which he may be awarded, but in no event more than 100% of the February 2000 Bonus reduced by the percentage of the February 2000 Bonus that the Executive has directed to be contributed to The Black & Decker Retirement Savings Plan pursuant to his election in effect under that plan at the execution of this Agreement.
         3. The Corporation shall cause the amount of the February 2000 Bonus that the Executive has elected to defer under this Agreement to be deducted from the February 2000 Bonus payment and credited to a bookkeeping account on the Corporation's books in the name of the Executive, to which shall also be credited (a) amounts equal to any deemed earnings or losses and (b) expenses charged to the Account.
         4. The amount deferred by the Executive pursuant to this Agreement shall be administered, deemed to be invested, adjusted for expenses and deemed gains and losses, paid and otherwise governed by the terms of The Black & Decker Supplemental Retirement Savings Plan, as in effect on the date of this Agreement and as amended from time to time thereafter (the "SRSP"), in the same manner and in all respects as those terms of the SRSP would apply to the amount deferred pursuant to this Agreement if that deferral constituted a "Participant Compensation Deferral" of the Executive's AIP Bonus under the SRSP. The terms of the SRSP are hereby incorporated into this Agreement by this reference.
         5. The Executive's interest in the amount deferred pursuant to this Agreement, as adjusted, shall be 100% vested and shall be paid in the form checked below (check one):
                  __X__    A Lump Sum Distribution

                  _____ Substantially Equal Annual Installments Over _____ Years (not to exceed 10 years) and shall be paid (or commence to be paid) at the date designated below:

                  __X__    At the Executive's termination of employment with The
                           Black   &   Decker   Corporation   and   all  of  its
                           subsidiaries and affiliates

                  _____    At  _____________,  20____.  (Date may not be earlier
                           than January 1, 2002 and may not be accelerated, but may be extended, pursuant to the terms of the SRSP and subject to certain limitations.)

                  _____ At the earlier of the Executive's termination of employment with The Black & Decker Corporation and all of its subsidiaries and affiliates or ____________, 20____. (Date may not be earlier than January 1, 2002 and may not be accelerated, but may be extended, pursuant to the terms of the SRSP and subject to certain limitations.)

         6. In the event of the Executive's death, the undistributed balance of the Executive's account established pursuant to this Agreement shall be paid to the person or persons determined to be his "Beneficiary" under the terms of the SRSP and shall be payable to that Beneficiary at the time(s) and in the form determined under the SRSP.
         7. No amount payable to the Executive or his Beneficiary under this Agreement will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contract, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from payments, (ii) the recovery of overpayments of benefits previously made to the Executive or Beneficiary, or
(iii) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.
         In the event that the Executive's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Corporation or trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under this Agreement. During the pendency of said action, any benefits that become payable shall be held as credits to the Executive's or Beneficiary's account or, if the Corporation prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.


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         IN WITNESS WHEREOF,  each of the parties has executed this Agreement as of the day and year first above written.

WITNESS:                                THE BLACK & DECKER CORPORATION

                                        By:/s/PETER T. SARANDOS
                                        ------------------------------



WITNESS:                                EXECUTIVE
                                        /s/P. A. GUSTAFSON
                                        ------------------------------